SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the Securities Exchange
                                  Act of 1934.

        Date of Report (Date of Earliest Event Reported): August 21, 2003
                                                          ---------------



                             ARETE INDUSTRIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



            Colorado                  33-16820-D                   84-1508638
--------------------                 ------------            -------------------
(State or other jurisdiction          (Commission            (I.R.S.  Employer
      of incorporation)               File Number)           Identification No.)


7102 La Vista Place Suite 100, Niwot, Colorado                          80503
----------------------------------------------                        ----------
   (Address of Principal Executive Offices)                           (Zip Code)


        Registrant's telephone number including area code: (303) 652-3113
                                                           --------------


       N/A (Former name or former address, if changed since last report):

Item 5.  Other Information.

This report contains disclosure of material events since the date of its Second Quarterly Report on Form 10-QSB for the period ended June 30, 2003, dated August 19, 2003. The Registrant is reporting in this current report on Form 8-KSB the following material events:

Subsequent to the end of the Second Quarter ended June 30, 2003, one of the Company's three directors resigned and stock options to purchase 4,000,000 common shares previously granted to such director were cancelled. In addition, 3,000,000 stock options issued to another director were cancelled by mutual agreement, and an additional 7,000,000 common stock options were suspended pending reassignment to a subsequent compensation plan or the availability under the current plan to allow for their exercise prior to such reassignment.

On August 21, 2003, the Board authorized the 2003 Omnibus Stock Option and Incentive Plan which reserved up to 40,000,000 shares of the Company's common stock for issuance pursuant to designated grants and for future grants to management, employees and consultants. Included in the Plan are certain pre-designated grants to be approved by the shareholders at the next shareholders' meeting required to be held within 12 months of authorization of the Plan. Of these grants, 5,000,000 Stock Options that had been granted under the Company's 2002 Plan and suspended as described in the prior paragraph, were included and re-granted under the new 2003 Plan, to make sufficient shares of Common Stock available for such exercise under an appropriately approved Plan. Also, new "pre-designated" grants of 7,000,000 Stock Options were awarded to the current directors. These stock options are exercisable at $0.01 per share for a period ending the earlier of August 21, 2005 or 30 days from the date of termination of employment of the director unless such termination is for cause in which case the options shall terminate on the date of such termination for cause.

Included in shares reserved under the Plan was a designated general grant of Stock Purchase Rights to the Company's Officers, Directors, Employees and Consultants of up to a total of 10,000,000 Common Shares, authorizing the Company's Board of Directors or its compensation committee, if one is formed (the "Committee") to establish policies and procedures for granting awards and determining eligibility for awards, and to make awards in its discretion on a case by case basis, to any individual who has been employed for at least 45 days by the Company to directly purchase shares of Common Stock from the Company for cash or property valued in the best judgment of the Board or Committee, as the case may be, at a minimum purchase price of $0.01 per share. Independent or disinterested members of the Board or Committee, if one is formed, will make such awards from time to time as incentives to secure the services of qualified employees, consultants and directors, under conditions in which it believes that the Company is otherwise unable to attract qualified individuals to assist the Company pursue its business plan.

There remain 2,816,776 Shares unallocated under the 2002 Plan plus 4,000,000 shares reserved for issuance under outstanding Common Stock Options.

     Attached as an exhibit is the referenced 2003 Omnibus Stock Option and Incentive Plan.

                                    SIGNATURE

Pursuant to the requirements of Section 13 or 15(a) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARETE INDUSTRIES, INC.

Date:    September 2, 2003                By:  /s/ THOMAS P.  RAABE
         -----------------                    --------------------------
                                              Thomas P.  Raabe, President,
                                              Chief Executive Officer, and
                                              Chairman of the Board of Directors

                                  EXHIBIT INDEX

Exhibit Number                                   Description

   10.1 Arete Industries, Inc. 2003 Omnibus Stock Option and Incentive Plan.